UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2015

Hardinge Inc.
(Exact name of registrant as specified in its charter)

New York	000-15760	16-0470200
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Hardinge Drive Elmira, NY		14902
(Address of principal executive offices)		(Zip Code)

(607) 734-2281
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The description of the Agreement (as defined below) set forth under Item 5.02 of this Current Report on Form 8-K and as qualified in its entirety by reference to the full text of the Agreement attached hereto as Exhibit 10.1, is incorporated by reference into this Item 1.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 14, 2015, Hardinge Inc. (the “Company”) entered into an agreement (the “Agreement”) with Privet Fund LP and Privet Fund Management LLC (collectively, the “Privet Group”). Set forth in this Item 5.02 is a summary of the material terms and conditions of the Agreement and such description is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference into this Item 5.02.

The Privet Group has represented and warranted in the Agreement that, as of the date of the Agreement, the Privet Group is deemed to beneficially own in the aggregate 964,040 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).

In connection with the execution of the Agreement, the Board of Directors of the Company (the “Board”) (i) approved an amendment to Article III, Section 3 of the By-Laws of the Company, changing the relevant provision regarding the size of the Board from seven directors to eight directors, (ii) appointed Benjamin Rosenzweig, an individual affiliated with the Privet Group (the “Privet Nominee”) as a member of the Board to fill the vacancy resulting from the increase in the size of the Board to eight directors and (iii) appointed Mr. Rosenzweig as a member of the Audit Committee of the Board.

The Agreement provides that Mr. Rosenzweig shall be nominated as a Class III Director who will stand for election at the Company’s 2016 annual meeting of shareholders (the “2016 Annual Meeting”) with a term expiring at the 2018 annual meeting of the shareholders of the Company (the “2018 Annual Meeting”).

So long as the Privet Group beneficially owns, in the aggregate, at least the lesser of five percent (5.0%) of the Company’s then outstanding Common Stock and 641,835 shares of Common Stock (subject to adjustment for stock splits, reclassifications, combinations and similar adjustments) (the “Minimum Ownership Threshold”), commencing on the earlier of (1) March 1, 2016 and (2) the date upon which the Company publicly announces that the Board has terminated that certain strategic review process announced by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission on August 24, 2015 (the “Strategic Review Process”), the Company and the Privet Group will promptly seek to identify a new director who qualifies as “independent” pursuant to Securities and Exchange Commission and NASDAQ listing standards (the “Additional Independent Nominee”) to serve as a Class II Director with a term expiring at the Company’s 2017 annual meeting of shareholders (the “2017 Annual Meeting”). The Agreement provides that the Nominating and Governance Committee of the Board (the “Nominating and Governance Committee”) and the Privet Group shall jointly recommend an Additional Independent Nominee to the Board for its consideration. In connection with any appointment of the Additional Independent Nominee by the Board, the Agreement provides that the Board shall take the necessary actions to set the size of the Board at nine members.

If the Privet Nominee (or any replacement therefor) is unable or unwilling to serve, resigns or is removed as a director prior to the 2017 Annual Meeting, and at such time the Privet Group beneficially owns in the aggregate at least the Minimum Ownership Threshold, the Privet Group has the ability to recommend a replacement director in accordance with the terms of the Agreement.

The Company also agreed to reduce the size of the Board to eight directors not later than the 2017 Annual Meeting, provided, that in doing so, none of the Privet Nominee (or any replacement therefor, if applicable) and the Additional Independent Nominee shall be required to resign as a director.

Additionally, pursuant to the terms of the Agreement, the Privet Group has, among other things, agreed to the following:

•
the Privet Group will not and it will not permit any of its controlled Affiliates and Associates (the terms “Affiliates” and “Associates” as used in this Current Report on Form 8-K shall have the meanings ascribed to such terms as set forth in Rule 12b-2 of the rules promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the rules or regulations promulgated thereunder) to (1) nominate or recommend for nomination any person for election at the 2016 Annual Meeting, directly or indirectly, (2) submit any proposal for consideration at, or bring any other business before, the 2016 Annual Meeting, directly or indirectly, or (3) initiate, encourage or participate in any “withhold” or similar campaign with respect to the 2016 Annual Meeting, directly or indirectly; and

•
the Privet Group will (1) continue to have the right to vote all of its shares of Common Stock held as of the date hereof through the 2016 Annual Meeting and (2) appear in person or by proxy at the 2016 Annual Meeting and vote all shares of Common Stock of the Company beneficially owned by the Privet Group at the meeting (x) in favor of the slate of directors recommended by the Board, (y) in favor of the ratification and appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016 and (z) in accordance with the Board’s recommendation with respect to the advisory vote on executive compensation.

Pursuant to the Agreement, the Privet Group has obtained from Mr. Rosenzweig an irrevocable resignation letter pursuant to which he shall resign from the Board and all applicable committees and subcommittees of the Board, if, at any time, the Privet Group’s aggregate beneficial ownership of the Common Stock decreases to an amount less than the Minimum Ownership Threshold.

Under the terms of the Agreement, the Privet Group has agreed to certain standstill restrictions during the Standstill Period (as defined herein), including restrictions on the Privet Group and its Affiliates and Associates regarding the following (in each case, subject to certain exceptions): (i) the solicitation of proxies to vote shares of the Company’s Common Stock, (ii) the action, alone or in concert with others, to control or seek to control the management of the Company or the Board and (iii) the making of public statements or public disclosure regarding any intent, purpose, plan or proposal relating to the Board, the Company, its management, policies or affairs or any of its securities or assets or the Agreement that is inconsistent with the provisions of the Agreement. The Agreement generally defines the “Standstill Period” as the period commencing on the date of the Agreement and ending upon the earlier of (x) immediately following the certification of the voting results from the 2016 Annual Meeting and (y) the termination of the Agreement in accordance with its terms.

Subject to applicable law, if the Board establishes a special committee of the Board to oversee the Strategic Review Process (the “Special Committee”), the Board shall take all necessary action to ensure that during the Standstill Period, the Privet Nominee (or any replacement therefor) shall be included as a member of the Special Committee.

The Agreement terminates on the earliest of (a) the certification of the voting results from the Company’s 2017 Annual Meeting, (b) the failure of the Company, the Board or the Privet Group to cure a material breach of the Agreement (assuming the breach is curable) committed by one of the foregoing parties within a ten day period following receipt of notice of the breach from a non-breaching party that has elected to terminate the Agreement and (c) such other date established by the parties to the Agreement.

According to the terms of the Agreement, the Company shall reimburse the Privet Group, up to $35,000 in the aggregate, for the reasonable, documented out-of-pocket fees and expenses incurred by the Privet Group in connection with the negotiation and execution of the Agreement.

Each of the parties to the Agreement also agreed to mutual non-disparagement obligations. The Company has also entered into a confidentiality agreement with Benjamin Rosenzweig and the Privet Group.

Mr. Rosenzweig is expected to receive standard annual Board compensation for non-employee directors which is comprised of the following fees for 2015:

Compensation Element	Compensation Amount*
Director Fees	$60,000 per year, $45,000 of which is paid in shares of the Company's Common Stock and $15,000 of which is paid in shares or cash, at the director's election.
Lead Independent Director Fees*	$18,000 per year.
Committee Chair Fees*	$10,000 per year for the Chairman of the Audit Committee; $6,000 per year for the Chairman of other committees. Entire fee is paid at the beginning of the year.
Meeting Fees	$1,500 for each board meeting attended; $1,000 for each committee meeting attended.
* To be paid only in the case where Mr. Rosenzweig serves in these roles, as applicable, and to be pro-rated based on the date of Mr. Rosenzweig’s commencement of services as a director.

As previously disclosed by the Company in the Proxy Statement on Schedule 14A that was filed with the Securities and Exchange Commission on March 26, 2015 in connection with the Company’s 2015 annual meeting of shareholders, commencing in 2016, all compensation paid to non-employee directors will be paid in shares of the Company's Common Stock to more closely align such compensation with the Company's performance. Accordingly, for the Company's fiscal year ending December 31, 2016, Mr. Rosenzweig will be compensated in his capacity as a director of the Company, as follows:

Compensation Element	Compensation Amount*
Director Fees	$95,000 per year payable in shares of the Company’s Common Stock in quarterly installments.
Lead Independent Director Fees*	$18,000 per year payable in shares of the Company’s Common Stock in quarterly installments.
Committee Chair Fees*
$10,000 per year for the Chairman of the Audit Committee; $6,000 per year for the Chairman of other committees. All Committee Chair fees are payable in shares of the Company's Common Stock in quarterly installments.

Meeting Fees	None.
* To be paid only in the case where Mr. Rosenzweig serves in these roles, as applicable.
A copy of the Company’s press release announcing the appointment of Benjamin Rosenzweig to the Company’s Board and entry into the Agreement is attached hereto as Exhibit 99.1 and incorporated by reference into this Item 5.02.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amendment of By-Laws

In connection with the execution of the Agreement, the Board of Directors approved an amendment to Article III, Section 3 of the By-Laws of Hardinge Inc., changing the relevant provision regarding the size of the Board from seven directors to eight directors. The foregoing description of the amended and restated by-laws is qualified in its entirety by reference to the full text of the amended and restated by-laws attached hereto as Exhibit 3.1, and is incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits.

EXHIBIT NUMBER	DESCRIPTION
3.1	Amended and Restated By-Laws of Hardinge Inc.
10.1	Agreement by and among Hardinge Inc., Privet Fund LP and Privet Fund Management, LLC
99.1	Press Release dated October 15, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hardinge Inc.
(Registrant)
Date	October 16, 2015
/s/ Douglas J. Malone
Douglas J. Malone Vice President and Chief Financial Officer

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